Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-51586 of Cendant Corporation on Form S-3 of our report dated January 26, 2000 (March 27, 2000 as to Note 1), appearing in the Annual Report on Form 10-K of Avis Group Holdings, Inc. for the year ended December 31, 1999 and included in the Current Report on Form 8-K of Cendant Corporation dated November 17, 2000.


/s/ Deloitte & Touche LLP
New York, New York
January 23, 2001